SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 20, 2003
 ..............................................................................
                Date of Report (Date of earliest event reported)


                                   Dtomi, Inc.
................................................................................
             (Exact name of registrant as specified in its charter)

                                Nevada 98-0207554
 ...............................................................................
(State or other jurisdiction       Commission             (IRS Employer
     of incorporation)            File Number)          Identification No.)


             200 9th Avenue, Suite 220, Safety Harbor, Florida      34965
................................................................................
               (Address of principal executive offices)           (Zip Code)

                                 (727) 723-8664
 ..............................................................................
               Registrant's telephone number, including area code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On April 7, 2003, Dtomi, Inc. ("Dtomi" or the "Company") executed that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), with John Simpson of Richland, Washington, pursuant to which the Company acquired United States Patent #6,530,580 (the "Patent") in exchange for 711,992 shares of Dtomi's common stock and the assumption by Dtomi of certain liabilities relating to costs associated with commercializing the technology underlying the Patent. A copy of the Asset Purchase Agreement is attached to this Current Report on Form 8-K (the "Report") as Exhibit 10.

In connection with the Patent acquisition, Dtomi expects to enter into an employment agreement with John Simpson. On April 7, 2003, Mr. Simpson assumed the position of President of Dtomi and will oversee the implementation of Dtomi's business plan and the deployment of the Patent. Mr. Simpson has also been appointed to the board of directors for Dtomi.

A copy of the press release regarding the Patent acquisition, reverse-split, hiring of John Simpson by Dtomi, appointment of John Simpson to the board of directors of Dtomi and the resignation of John "JT" Thatch is attached to this Report as Exhibit 99.

The Company subsequently determined that its interests were best served by licensing the Patent from Mr. Simpson, rather than acquiring the Patent by an outright purchase. Accordingly, on August 5, 2003, Dtomi executed that certain Assignment of Patent Rights Agreement ("Assignment of Patent Rights Agreement") with Mr. Simpson, pursuant to which the Patent that Dtomi had previously acquired was assigned to Mr. Simpson. A copy of the Assignment of Patent Rights Agreement is attached to this Report as Exhibit 10.1. At the same time, Dtomi and Mr. Simpson executed that certain Mutual Release and Termination Agreement ("Mutual Release and Termination Agreement"), pursuant to which the Asset Purchase Agreement was terminated. A copy of the Mutual Release and Termination Agreement is attached to this Report as Exhibit 10.2.

In connection with the Patent assignment, Mr. Simpson resigned from his position as President of Dtomi, effective August 19, 2003.

On July 31, 2003, Dtomi executed that certain Exclusive Patent License Agreement ("Exclusive Patent License Agreement"), pursuant to which Mr. Simpson granted an exclusive right and license to use the Patent. The Exclusive Patent License Agreement became effective on August 5, 2003. A copy of the "Exclusive Patent License Agreement" is attached to this Report as Exhibit 10.3. At the same time, Dtomi executed that certain Consulting Services Agreement ("Consulting Services Agreement"), pursuant to which Mr. Simpson agreed to provide to Dtomi, on an as needed basis by Dtomi, forty (40) hours per month of consulting services, which include advising, consulting, and strategizing on matters relating to the commercialization of the Patent, in consideration for which Dtomi agreed to grant Mr. Simpson a sufficient quantity of common shares of Dtomi such that Mr. Simpson shall own (i) thirty percent (30%) of all issued and outstanding shares of Dtomi upon execution of the agreement; (ii) twenty four point three percent (24.3%) upon Dtomi receiving at least Six Hundred Thousand Dollars ($600,000) of either investment capital or in-kind consideration; and (iii) twenty-two percent


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



(22%) upon Dtomi receiving at least One Million Dollars ($1,000,000) of either investment capital or in-kind consideration. A copy of the Consulting Services Agreement is attached to this Report as Exhibit 10.4.

A copy of the press release regarding the Patent assignment, termination of the Patent acquisition, resignation of John Simpson by Dtomi, Patent license, and Consulting Services Agreement is attached to this Report as Exhibit 99.1.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

REVERSE SPLIT

In connection with the acquisition of the Patent, Dtomi has effected a 1-for-20 reverse-split of its issued and outstanding stock.

CHANGE IN DIRECTORS AND OFFICERS

Effective April 7, 2003, John "JT" Thatch resigned as President of Dtomi. Mr. Thatch will serve as the Company's Chief Executive Officer.

In connection with the Patent assignment from Dtomi to Mr. Simpson, Mr. Simpson resigned from his position as President of Dtomi, effective August 19, 2003.



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


      EXHIBIT NUMBER     DESCRIPTION

      10                 Asset Purchase Agreement by and between Dtomi, Inc. and John Simpson.

      10.1               Assignment of Patent Rights Agreement by and between Dtomi, Inc. and John Simpson.

      10.2               Mutual Release and Termination Agreement by and between Dtomi, Inc. and John Simpson.

      10.3               Exclusive Patent License Agreement by and between Dtomi, Inc. and John Simpson.

      10.4               Consulting Services Agreement by and between Dtomi, Inc. and John Simpson.

      99                 Press Release of Dtomi, Inc., released on April 9, 2003.

      99.1               Press Release of Dtomi, Inc., released on August 20, 2003.





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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Dtomi, Inc.
                           (Name of Registrant)


Date: August 20, 2003      By:           /s/    John "JT" Thatch
                                  --------------------------------------
                                               John "JT Thatch
                                      Chief Executive Officer and Treasurer








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



                                INDEX TO EXHIBITS



      EXHIBIT NUMBER     DESCRIPTION
      10                 Asset Purchase Agreement by and between Dtomi, Inc. and John Simpson.

      10.1               Assignment of Patent Rights Agreement by and between Dtomi, Inc. and John Simpson.

      10.2               Mutual Release and Termination Agreement by and between Dtomi, Inc. and John Simpson.

      10.3               Exclusive Patent License Agreement by and between Dtomi, Inc. and John Simpson.

      10.4               Consulting Services Agreement by and between Dtomi, Inc. and John Simpson.

      99                 Press Release of Dtomi, Inc., released on April 9, 2003.

      99.1               Press Release of Dtomi, Inc., released on August 20, 2003.


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